Exhibit 10.2

company SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”), dated as of August 30, 2022, is entered into by and among East Resources Acquisition Company, a Delaware corporation (“Parent”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), Abacus Settlements, LLC, a Florida limited liability company (“Abacus” and, together with LMA, the “Companies”), each of the members of LMA, whose names appear on the signature pages of this Agreement (each, an “LMA Member” and, collectively, the “LMA Members”), and each of the members of Abacus, whose names appear on the signature pages of this Agreement (each, an “Abacus Member” and, collectively, the “Abacus Members” and, together with the LMA Members, collectively, each a “Member” and, collectively, the “Members”). Parent, LMA, Abacus and the Members are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.” Capitalized terms used, but not defined, in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, the Companies, LMA Merger Sub, LLC, a Delaware limited liability company (“LMA Merger Sub”), and Abacus Merger Sub, LLC, a Delaware limited liability company (“Abacus Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (i) LMA Merger Sub will merge with and into LMA, with LMA surviving such merger (the “LMA Merger”) as a direct wholly owned subsidiary of Parent and (ii) Abacus Merger Sub will merge with and into Abacus, with Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger, the “Mergers”) as a direct wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the LMA Members collectively own all of the issued and outstanding limited liability company interests in LMA (the “LMA Interests”);

WHEREAS, as of the date hereof, the Abacus Members collectively own all of the issued and outstanding limited liability company interests in Abacus (the “Abacus Interests” and, together with the LMA Interests, the “Company Interests”);

WHEREAS, each Member is the record owner of the number of Company Interests set forth on Schedule 1 attached hereto (such Company Interests, together with any Company Interests issued to or otherwise acquired by the Member (including Company Interests acquired from another Member) after the date hereof, as to such Member, the “Subject Interests”); and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the Companies and the Members are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each Party hereby agrees as follows:

1.Agreement to Vote. Each Member hereby covenants and agrees that, prior to the Termination Date (as defined herein), each Member will, at any meeting of the members of the applicable Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the members of the applicable Company, cause the Subject Interests to be voted, if applicable (including via proxy), (a) in favor of any action necessary to authorize, approve or permit the Transactions to be effected as contemplated therein, and (b) against the following actions (other than the Transactions): (i) any extraordinary transaction, such as a merger, consolidation or other business combination involving the applicable Company or any of its Subsidiaries; (ii) any reorganization, recapitalization, dissolution or liquidation of the applicable Company and its Subsidiaries, other than a redomestication of the applicable Company consistent with the Merger Agreement; (iii) any change in the capitalization of the applicable Company or the applicable Company’s capital structure; (iv) any sale, lease, sublease, license, sublicense or transfer of a material portion of the assets of the applicable Company; (v) any amendment to the applicable Company’s Organizational Documents, except, with respect to any redomestication of the applicable Company consistent with the Merger Agreement or as contemplated by the preceding clause (a) or otherwise agreed to in writing by Parent; and (vi) any other action, proposal, agreement or transaction which is intended, or would reasonably be expected, to prohibit, impede, interfere with, prevent or nullify the Transactions.

2.No Inconsistent Agreements. Each Member hereby covenants and agrees that such Member shall not (i) enter into any voting agreement or voting trust with respect to any of such Member’s Subject Interests that is inconsistent with such Member’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Member’s Subject Interests that is inconsistent with such Member’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3.Dissenters’ Rights

. Each Member hereby irrevocably and unconditionally waives and agrees not to demand, perfect, assert, claim or exercise any rights of appraisal, quasi appraisal or any dissenters’ rights (or similar claims) that such Member may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the execution and delivery of the Merger Agreement or consummation of the Transactions.

4.Termination. This Agreement shall terminate upon the earliest of (i) such date and time as the Merger Agreement shall be terminated in accordance with its terms, (ii) as to each Member, the written agreement of such Member, Parent and each of the Companies and (iii) the expiration of the applicable lock-up period set forth in Section 7 (such date, the “Termination Date”); provided, that the provisions set forth in Sections 6 and 11 through 21 shall survive the termination of this Agreement, unless the Merger Agreement has also terminated in which case these provisions shall not survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any Party hereto from any liability resulting from a breach of this Agreement prior to the Termination Date or for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

5.Representations and Warranties of the Members. Each Member hereby represents and warrants (severally and not jointly as to itself only) to Parent as follows:

(a)Such Member is the sole record and beneficial owner of all of such Member’s Subject Interests and has good and marketable title to all of the Member’s Subject Interests, free and clear of any encumbrances, except for any such restriction that may be imposed pursuant to (i) this Agreement and (ii) the applicable Company’s Organizational Documents.  The Subject Interests listed on Schedule 1 constitute all of the Company Interests and any other equity securities of the Companies owned by such Member as of the date hereof, and such Member does not own or have the power to vote any other membership interests or other equity securities of either of the Companies.

(b)Such Member has full voting power with respect to all of the Subject Interests (to the extent such Subject Interests have any voting power) and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Interests.  None of the Subject Interests are subject to any voting agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of the Subject Interests, other than this Agreement and the applicable Company’s Organizational Documents.

(c)Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, to the Florida Office of Insurance Regulation, or to the California Department of Insurance, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Member from, or to be given by such Member to, or be made by such Member with, any Governmental Entity in connection with the execution, delivery and performance by such Member of this Agreement, the consummation of the transactions contemplated hereby or the Transactions.

(d)The execution, delivery and performance of this Agreement by such Member does not, and the consummation of the transactions contemplated hereby and the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Member (if such Member is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Member pursuant to any Contract binding upon such Member or under any applicable Law to which such Member is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Member, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Member’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or the Transactions.

(e)As of the date of this Agreement, there is no action pending against such Member or, to the knowledge of such Member, threatened against such Member that, in any manner, questions the beneficial or record ownership of the Member’s Subject Interests or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Member of its obligations under this Agreement.

(f)Such Member is, and in the event that such Member is acting on behalf of one or more others who have an interest in the Company Interests, the Member has received confirmation from each such other to the effect that it is, an “Accredited Investor,” as defined in Regulation D of the Securities Act of 1933, as amended, and is acting for either its own account or accounts of other Accredited Investors as to which it exercises sole investment discretion and has the authority to make the agreements contained herein. Such Member has executed the investor questionnaire attached hereto as Exhibit A and shall provide to Parent an updated questionnaire reflecting any material changes thereto that arise at any time on or prior to the Closing.

(g)Such Member is a sophisticated holder of limited liability company interests and has adequate information concerning the business and financial condition of Parent and the applicable Company to make an informed decision regarding this Agreement and the Transactions and has independently and based on such information as such Member has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Member acknowledges that Parent and the Companies have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Member acknowledges that the agreements contained herein with respect to the Subject Interests held by such Member are irrevocable.

(h)Such Member understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Member’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Member contained herein.

(i)No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or either of the Companies is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Member in his, her or its capacity as a holder of Company Interests or, to the knowledge of such Member, on behalf of such Member in his, her or its capacity as a holder of Company Interests.

6.Certain Covenants of the Members. Except in accordance with the terms of this Agreement, each Member hereby covenants and agrees as follows:

(a)No Solicitation. Subject to Section 7 hereof, prior to the Termination Date, each Member shall not take, and, to the extent applicable, shall direct its Affiliates and Representatives not to take, whether directly or indirectly, any action to (i) knowingly encourage, initiate, solicit, or facilitate any inquiries regarding or the making of offers or proposals that constitute an Acquisition Proposal (except as otherwise required by Law), (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs the Companies that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement (whether or not binding) relating to an Acquisition Proposal; provided, that, in the case of clauses (ii) and (iii), the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall not be deemed a violation of this Section 6(a). Such Member shall, and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal. If a Member or any of its Affiliates receives any inquiry or proposal regarding an Acquisition Proposal, then such Member shall (A) notify Parent and the Companies promptly upon receipt of any Acquisition Proposal by such Member, and describe the material terms and conditions of any such Acquisition Proposal in reasonable detail and (B) keep Parent and the Companies reasonably informed on a current basis of any modifications to such offer or information.

Notwithstanding anything in this Agreement to the contrary, (i) such Member shall not be responsible for the actions of the applicable Company or the board of directors of the applicable Company (or any committee thereof), any subsidiary of the applicable Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Member makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the applicable Company of its obligations under Section 5.13 of the Merger Agreement shall not be considered a breach by any Member of this Section 6(a) (it being understood that, for the avoidance of doubt, such Member or his, her or its Representatives (other than any such Representative that is a Company Related Party) shall remain responsible for any breach by such Member or his, her or its Representatives of this Section 6(a)).

(b)Transfer Restrictions. Each Member hereby agrees, prior to the Termination Date, not to (except in each case pursuant to the Merger Agreement), (i) directly or indirectly, (x) Transfer (as defined below) or cause to be Transferred, or (y) enter into any Contract or option with respect to the Transfer of, any of such Member’s Subject Interests or any voting rights with respect thereto, or (ii) publicly announce any intention to effect any transaction specified in clauses (x) or (y), or (iii) take any action that would make any representation or warranty of such Member contained herein untrue or incorrect or have the effect of preventing or disabling such Member from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate or immediate family member of such Member or to another Member of the applicable Company that is a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to assume all of the obligations of such Member under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve such Member of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the Member’s Subject Interests shall be null and void. For purposes of this Agreement, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any limited liability company interest or security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any limited liability company interest or security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(c)Company Records. Each Member hereby authorizes the applicable Company to maintain a copy of this Agreement at either the executive office or the registered office of the applicable Company.

(d)Confidentiality. Each Member agrees that it understands and acknowledges that it may have had access to and may have learned (i) information proprietary to the applicable Company, (ii) other information proprietary to the applicable Company, including trade secrets, processes, patent and trademark applications, product development, price, customer and supply lists, sales, pricing and marketing plans, policies and strategies, details of client and consultant contracts, supplier, partner, merchant, lender, originator, processor, marketer, servicer and purchaser identities, operations methods, product development techniques, business acquisition plans and all other confidential information with respect to the businesses of the applicable Company, and (iii) other confidential and/or proprietary information of the applicable Company obtained by such Member prior to the earlier of (x) the Effective Time and (y) the valid termination of the Merger Agreement, including the terms of, or other facts relating to, this Agreement, the Merger Agreement, the Mergers and the other Ancillary Agreements and the other Transactions (collectively, “Proprietary Information”). Each Member agrees as to only that, except for disclosures to such its counsel and accountants or in the proper performance of its duties with the applicable Company, it (i) will keep confidential all Proprietary Information, (ii) will not, directly or indirectly, disclose any Proprietary Information to any third party or use any Proprietary Information in any way and (iii) will not, directly or indirectly, misuse, misappropriate or exploit any Proprietary Information in any way. The restrictions contained in this Section 6(d) shall not apply to any information which (x) is at the Closing Date or thereafter (or if the Merger Agreement is terminated, at the date of termination or thereafter) becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Member, or (y) is required to be disclosed by applicable Laws; provided that in such event, such Member shall use reasonable efforts to give reasonable advance notice of such requirement to Parent to enable Parent to seek a protective order or other appropriate remedy with respect to such permitted disclosure. No Member or any of a Member’s Affiliates shall issue or make any press release or other public announcement concerning (or otherwise disclose to any Person the existence or terms of) this Agreement, the Merger Agreement, the Ancillary Agreements or any of the Transactions, without Parent’s and the Companies’ prior written consent.

(e)Communications. Notwithstanding anything herein to the contrary, any confidentiality, nondisclosure or similar provision in this Agreement does not prohibit or restrict a Member from initiating communications directly with, responding to any inquiry from, making disclosures that are protected under the whistleblower provisions of federal law or regulation, or providing testimony before the Department of Justice, the Securities and Exchange Commission, the Congress, any agency Inspector General, FINRA (formerly the National Association of Securities Dealers, Inc.), any other government agency or legislative body or any self-regulatory organizations or any other state or federal regulatory authority, in each case, without advance notice to Parent or the Companies. Pursuant to 18 U.S.C. § 1833(b), such Member will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the applicable Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to such Person’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If a Member files a lawsuit for retaliation by Parent or the Companies for reporting a suspected violation of law, such Member may disclose the trade secret to such Person’s attorney and use the trade secret information in the court proceeding, if such Person (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

7.Lock-up.

(a)Each Member hereby agrees that such Member shall not Transfer (i) any Phase I Lock-up Shares until the date that is 180 days after the Closing Date and (ii) any Phase II Lock-up Shares until the date that is 24 months after the Closing Date.  For purposes of this Agreement, (x) “Phase I Lock-up Shares” means, with respect to each Member, 15% of the shares of Parent’s Class A common stock, par value $0.0001 per share (“Parent Common Stock”), received by such Member in connection with the Closing, and (y) “Phase II Lock-up Shares” means, with respect to each Member, 85% of the shares of Parent Common Stock received by such Member in connection with the Closing.

(b)Notwithstanding the provisions set forth in Section 7(a), Transfers of Phase I Lock-up Shares or Phase II Lock-up Shares, as applicable, and that are held by a Member or any of their permitted transferees (that have complied with this Section 7(b)), are permitted (i) to officers or directors of Parent following the Closing or any affiliates or family members of any of such officers, directors; (ii) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, transfers pursuant to a qualified domestic relations order; and (v) in the event of Parent’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Parent’s stockholders having the right to exchange their shares of Parent Common Stock for cash, securities or other property following the Closing; provided, however, that in the case of clauses (i) through (iii), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions contained in this Section 7.

8.Further Assurances. From time to time, at Parent’s request and without further consideration, each Member shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the Transactions and the transactions contemplated hereby. Each Member further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Parent’s Affiliates, ERES Sponsor, the Companies or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

9.Disclosure. Such Member hereby authorizes each of the Companies and Parent to publish and disclose in any announcement or disclosure required by the SEC such Member’s identity and ownership of the Subject Interests and the nature of such Member’s obligations under this Agreement. Each Member will promptly provide any information reasonably requested by

Parent or the Companies for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

10.Changes in Membership Interests

.  In the event (i) of any dividend in the form of Company Interests or other equity interests in either of the Companies or any subdivision (or split), recapitalization, reclassification, combination or exchange of equity interests of either of the Companies on, of or affecting any Member’s Subject Interests or (ii) any Member becomes the owner of any additional Company Interests or other equity interests of either of the Companies or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, the terms “Company Interests” and “Subject Interests” shall be deemed to refer to and include such additional Company Interests or other equity interests as well as any such securities into which or for which any or all of such equity interests may be changed or exchanged or which are received in any such transaction. Each Member hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new Company Interests or other equity interests of the Companies acquired by such Member, if any, after the date hereof and Schedule 1 will be deemed amended accordingly.

11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11):

if to the Member, to the address or email address set forth opposite such Member’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in each Company’s books and records, with a copy (which shall not constitute notice) to:

Locke Lord LLP

Terminus 200

3333 Piedmont Road, NE, Suite 1200

Atlanta, Georgia 30305

Attention: Brian T. Casey

E-mail: bcasey@lockelord.com

if to Abacus, to it at:

Abacus Settlements, LLC

2101 Park Center Drive, Suite 220

Orlando, Florida 32835

Attention: Jay Jackson

E-mail:  jay@abacuslife.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP

Terminus 200, Suite 1200

3333 Piedmont Road, NE

Atlanta, Georgia 30305

Attention: Brian T. Casey

E-mail: bcasey@lockelord.com

if to LMA, to it at:

Longevity Market Assets, LLC

2101 Park Center Drive, Suite 220

Orlando, Florida 32835

Attention: Jay Jackson

E-mail:  jay@abacuslife.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP

Terminus 200

3333 Piedmont Road, NE, Suite 1200

Atlanta, Georgia 30305

Attention: Brian T. Casey

E-mail: bcasey@lockelord.com

if to Parent, to it at:

c/o East Resources Acquisition Company

7777 NW Beacon Square Boulevard

Boca Raton, Florida 33487

Attention: John P. Sieminski

E-mail: jsieminski@emslp.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson

E-mail: ryan.maierson@lw.com

12.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Interests of the Members. All rights, ownership and economic benefits of and relating to the Subject Interests of each Member shall remain vested in and belong to each Member, and Parent shall have no authority to direct the Members in the voting or disposition of any of the Members’ Subject Interests, except as otherwise provided herein.

13.Fees and Expenses

.  Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing shall occur, the Surviving Companies shall pay or cause to be paid the Parent Transaction Expenses and Company Transaction Expenses.

14.Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

15.Binding Effect; Assignment

.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned in whole or in part, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties, and any attempted or purported assignment or delegation in violation of this Section 15 shall be null and void.

16.No Third Party Beneficiaries

.  This Agreement is exclusively for the benefit of the Companies, and their respective successors and permitted assigns, with respect to the obligations of the Parent Parties under this Agreement, and for the benefit of the Parent Parties, and their respective successors and permitted assigns, with respect to the obligations of the Companies under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party, including any Parent Stockholder, holders of Parent Private Warrants and holders of Parent Public Warrants any remedy, claim, liability, reimbursement, cause of action or other right, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties.  Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 23. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

17.Section Headings

.  The Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

18.Consent to Jurisdiction, Etc

.  Each Party, and any Person asserting rights as a third party beneficiary hereunder, irrevocably agrees that any Legal Dispute shall be brought exclusively in the courts of the State of Delaware; provided that if subject matter jurisdiction over such Legal Dispute is vested exclusively in the United States federal courts, such Legal Dispute shall be heard in the United States District Court for the District of Delaware.  Each Party, and any Person asserting rights as a third party beneficiary hereunder, hereby irrevocably and unconditionally submits to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Laws, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such Legal Dispute that is brought in any such court has been brought in an inconvenient forum.  During the period a Legal Dispute that is filed in accordance with this Section 18 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each Party, and any Person asserting rights as a third party beneficiary hereunder, may bring such Legal Dispute only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such Party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such Legal Dispute is brought in an inconvenient forum or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 18 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.  EACH OF THE PARTIES, AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREUNDER, MAY BRING A LEGAL DISPUTE ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY, NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY, SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY, NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY, SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

19.Entire Agreement

.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.  Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any representations, warranties, promises or assurances, written or oral, that are not reflected in this Agreement.

20.Governing Law

.  This Agreement shall be governed by and construed in solely accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

21.Specific Performance

.  The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non breaching Party may have no adequate remedy at law.  Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its respective agreements and covenants contained in this Agreement.  Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement, and that no Party shall allege, and each Party hereby irrevocably waives the defense, that there is an adequate remedy at law.

22.Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign or other such services), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.  No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

23.Amendment; Modification; Waiver

.  This Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties.  No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

24.Time of Essence

.  With regard to all dates and time periods set forth in this Agreement, time is of the essence.

25.No Recourse

.  All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Parties, and then only with respect to the specific obligations set forth herein with respect to such Party.  No Person who is not a Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach, and, to the maximum extent permitted by Laws, each Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates.  Without limiting the foregoing, to the maximum extent permitted by Laws, (a) each Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available in contract or in tort, at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (b) each Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to, this Agreement.

26.Construction

.

(a)Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (iv) the terms “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) any statement in this Agreement to the effect that any information, document, or other material has been “made available” by any of the Group Companies shall mean that a true, correct, and complete copy of such information, document, or other material was included in and available at the “LMA Drive” online data site at least four (4) Business Days prior to the date hereof and was not removed after being included in such online data site, and (vii) the terms “year” and “years” mean and refer to calendar year(s).

(b)Unless otherwise set forth in this Agreement and for disclosure purposes only if made available to Parent, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the date hereof.  All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(c)This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

27.Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, each Member acknowledges that Parent has established the trust account described therein (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Parent’s public shareholders and certain other parties (including the underwriters of the IPO). Accordingly, each Member (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Parent to collect from the Trust Account any monies that may be owed to them by Parent or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any knowing and intentional material breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. This Section 27 shall survive the termination of this Agreement for any reason.

28.Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, manager, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Parent or the Members under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

29.Capacity as a Member or Proxy Holder. Notwithstanding anything herein to the contrary, each Member or proxy holder signs this Agreement solely in the Member’s or proxy holder’s capacity as a member or proxy holder of the applicable Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Member, proxy holder or any Affiliate or Representative of the Member or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer, manager or director of the applicable Company (or any Subsidiary of the applicable Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the applicable Company or any Subsidiary of the applicable Company. No Member shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement by any other Member that is also a Party and each Member shall solely be required to perform its obligations hereunder in its individual capacity.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ABACUS SETTLEMENTS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	Chief Executive Officer

LONGEVITY MARKET ASSETS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

Abacus Members

By:	/s/ T. Sean McNealy
Name:	T. Sean McNealy

By:	/s/ K. Scott Kirby
Name:	K. Scott Kirby

By:	/s/ Matthew A. Ganovsky
Name:	Matthew A. Ganovsky

LMA Members

By:	/s/ T. Sean McNealy
Name:	T. Sean McNealy

By:	/s/ K. Scott Kirby
Name:	K. Scott Kirby

By:	/s/ Matthew A. Ganovsky
Name:	Matthew A. Ganovsky

By:	/s/ Jay Jackson
Name:	Jay Jackson

[Signature Page to Company Support Agreement]

Exhibit A

Form of Accredited Investor Questionnaire

Form of Investor Representation Letter and Questionnaire

August 30, 2022

East Resources Acquisition Company

7777 NW Beacon Square Boulevard

Boca Raton, Florida 33487

Re: Investor Representation Letter and Questionnaire

Ladies and Gentlemen:

The undersigned (the “Holder”) is an owner of the limited liability company interests (the “Interests”) set forth on Schedule 1 to that certain Company Support Agreement (the “Company Support Agreement”), dated as of the date hereof, by and among the Holder, East Resources Acquisition Company, a Delaware corporation (“Parent”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), Abacus Settlements, LLC, a Florida limited liability company (“Abacus” and, together with LMA, the “Companies”), each of the members of LMA, whose names appear on the signature pages of the Company Support Agreement, and each of the members of Abacus, whose names appear on the signature pages of the Company Support Agreement. Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, the Companies, LMA Merger Sub, LLC, a Delaware limited liability company (“LMA Merger Sub”), and Abacus Merger Sub, LLC, a Delaware limited liability company (“Abacus Merger Sub”), pursuant to which (and subject to the terms and conditions set forth therein) (i) LMA Merger Sub will merge with and into LMA, with LMA surviving such merger (the “LMA Merger”) as a direct wholly owned subsidiary of Parent and (ii) Abacus Merger Sub will merge with and into Abacus, with Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger, the “Mergers”) as a direct wholly owned subsidiary of Parent.  Capitalized terms used in this investor representation letter and questionnaire (this “Investor Representation Letter”) and not otherwise defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

Upon the closing of the Mergers (the “Closing”, and the date of such Closing, the “Closing Date”), Holder’s Interests will be converted into the right to receive a certain number of shares of Parent Common Stock, subject to and in accordance with the terms of the Merger Agreement, in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law.  The Holder acknowledges and agrees that Parent is relying on the truth and accuracy of the representations and warranties made by the Holder in this Investor Representation Letter in order to rely on the exemptions described above.

1.Representations, Warranties and Certain Agreements of the Holder.  The Holder hereby makes the following representations, warranties and agreements to Parent, each of which representations and warranties is true and correct as to the Holder as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date.

1.1Investment Representation Authorization Letter.  This Investor Representation Letter constitutes the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (b) the effect of rules of law governing the availability of equitable remedies.

1.2Acquisition for Own Account.  The shares of Parent Common Stock to be acquired by the Holder pursuant to the Merger Agreement will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

1.3No Solicitation.  At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Common Stock by Parent or its agents.

1.4Accredited Investor.  The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act satisfying the applicable requirements set forth on Schedule A.

1.5Disclosure of Information.  The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Common Stock.  The Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Common Stock and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

1.6Understanding of Risks.  The Holder is fully aware of (a) the highly speculative nature of the shares of Parent Common Stock and (b) the financial risk involved.

1.7Holder Qualifications.  The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Holder’s own interests in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Common Stock.

1.8Compliance with Securities Laws.  The Holder understands and acknowledges that, in reliance upon the representations and warranties made by the Holder herein, the shares of Parent Common Stock are not being registered with the U.S. Securities and Exchange Commission under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Holder’s ability to transfer the shares of Parent Common Stock.

1.9Restricted Securities.  The Holder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have furnished Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, that such disposition will not require registration of the shares of Parent Common Stock under the Securities Act and otherwise complies with applicable state securities laws.  Holder understands that the Parent Common Stock is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Parent Common Stock has not been registered under the Securities Act.  Holder understands that the Parent Common Stock may not be resold, transferred, pledged or otherwise disposed of by Holder absent an effective registration statement under the Securities Act, except (i) to Parent or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book entries representing the Parent Common Stock shall contain a legend to such effect.  Holder acknowledges that the Parent Common Stock will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Holder understands and agrees that the Parent Common Stock will be subject to transfer restrictions under the Securities Act and, as a result of these transfer restrictions, Holder may not be able to readily resell the Parent Common Stock and may be required to bear the financial risk of an investment in the Parent Common Stock for an indefinite period of time.  Holder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Parent Common Stock.

1.10Rule 144.  The Holder acknowledges that, because the shares of Parent Common Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

1.11Legends.  The certificates or book-entry entitlements representing the shares of Parent Common Stock shall bear the following legend (as well as any other legends required by applicable state and federal securities laws) until such time as such legends are no longer relevant or applicable:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

The legend shall be removed by Parent from any certificate or book-entry entitlement evidencing the shares of Parent Common Stock upon delivery to Parent of an opinion of counsel, reasonably satisfactory in form and substance to Parent, that either: (a) a registration statement under the Securities Act is at that time in effect with respect to the legended security; or (b) such security can be freely transferred without requiring registration thereof under the Securities Act and such transfer otherwise complies with the applicable state securities laws.

1.12Stop-Transfer Instructions.  The Holder agrees that, in order to ensure compliance with the restrictions imposed by this Investor Representation Letter, Parent may issue appropriate “stop-transfer” instructions to its transfer agent.  Parent will not be required: (a) to transfer on its books any shares of Parent Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Investor Representation Letter; or (b) to treat as owner of such shares of Parent Common Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Parent Common Stock have been so transferred in violation of any of the provisions of this Investor Representation Letter.

2.Entire Agreement.  This Investor Representation Letter, the Company Support Agreement and the Merger Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investor Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder has entered into this Investor Representation Letter as of the date and year first entered.

Very truly yours,

THE HOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

Signature Page to Investor Representation Letter

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF HOLDER

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person.  Holder has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Holder and under which Holder accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, or rural business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of that person’s purchase exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Schedule A-1

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐  Any entity of a type not listed in one or more of the tests above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in rule 2a51-1(b) of the Investment Company Act of 1940) in excess of $5,000,000;

☐  Any natural person holding in good standing one or more of the following: the General Securities Representative license (Series 7); the Private Securities Offerings Representative license (Series 82), or the d Investment Adviser Representative license (Series 65);

☐  Any “family office” (as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐  Any “family client” (as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940) of a family office meeting the requirements of the above test and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of the above test.

Schedule A-2